Exhibit 23.A
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 on Form S-3 of our report dated March 25, 2005, except for the restatement described in the fifth paragraph of Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, as to which the date is April 8, 2005, and except for the restatement described in the sixth paragraph of Note 1 to the consolidated financial statements and the matters described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is June 15, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in El Paso Corporation’s Annual Report on Form 10-K, Amendment #3, for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 7, 2006